UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 4, 2015

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33494	20-2699372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300 Northbrook, Illinois 60062

(Address of principal executive offices)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 4, 2015, KapStone Kraft Paper Corporation (“KapStone Kraft”) and KapStone Charleston Kraft LLC (“KapStone Charleston” and, together with KapStone Kraft, the “Buyers”), each, a wholly owned subsidiary of KapStone Paper and Packaging Corporation (“Parent”), entered into an Equity Purchase Agreement (the “Agreement”) with VP Holdco, Inc. (“VP Holdco”) and Victory Packaging Management, LLC (“VPM” and, together with VP Holdco, the “Sellers”). Pursuant to the Agreement, the Buyers will purchase (the “Acquisition”) all of the general and limited partnership interests of Victory Packaging L.P. and its subsidiaries (the “Company”).  The Company is a privately-held limited partnership, which directly and indirectly through its subsidiaries is engaged in the design, sale, marketing, production and distribution of packaging materials, fulfillment services and related goods and services in the United States, Mexico and Canada.

The Buyers will pay an aggregate cash purchase price of approximately $615 million, subject to an adjustment based on net working capital of the Company at closing. The aggregate cash purchase price will be reduced dollar for dollar for indebtedness outstanding at closing, certain bonuses and other unpaid transaction expenses of the Company and increased dollar for dollar by cash on hand at closing. In addition, the Buyers have also agreed to pay up to an additional $25,000,000 of contingent consideration if certain performance criteria are satisfied during the thirty month period following the closing of the Acquisition.  A portion of the aggregate cash purchase price will be placed into escrow to fund certain limited indemnity obligations of the Sellers.

Concurrently with the signing of the Agreement (i) the Buyers have entered into a noncompetition agreement with the Sellers and their equityholders (collectively, the “Restricted Parties”), pursuant to which the Restricted Parties have agreed to certain noncompetition and nonsolicitation restrictions during the five year period following the closing and (ii) the Company has entered into employment and noncompetition agreements with certain officers of the Company which provide for a five year employment term following the closing and base salary, the opportunity for an annual cash bonus and other incentive opportunities based on the performance of the Company and its subsidiaries after the closing and other perquisites for such officers in exchange for customary noncompetition and nonsolicitation restrictions on each officer.

Consummation of the Acquisition, which is expected to close in the second quarter of 2015, is subject to various conditions, including, among others, (1) the absence of legal impediments, (2) the waiver or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of any other necessary regulatory approvals under non-U.S. competition statutes, (3) the receipt of certain third party consents and (4) the absence of a material adverse effect on the Company during the period between the date of the Agreement and the closing.

The Buyers have received financing commitments from Bank of America, N.A., Barclays Bank PLC, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC  and Merrill Lynch, Pierce, Fenner & Smith Incorporated to provide sufficient funds to finance the Acquisition, including the payment of the aggregate purchase price. The availability of financing pursuant to such commitments is subject to various customary conditions, including no material adverse change and the consummation of the Acquisition.

The Agreement contains customary representations, warranties and covenants made by each of the parties thereto.  The Sellers have agreed, among other things, to continue to run the Company’s business in the ordinary course during the period between the date of the Agreement and the closing, and that they shall not solicit alternative transactions or enter into any discussions concerning any alternative transaction. The Agreement also contains covenants and closing conditions relating to the execution and delivery of an escrow agreement to hold funds for the indemnity obligations of the Sellers and the working capital adjustment. The Agreement also provides that the Buyers, on the one hand, and the Sellers, of the other hand, are obligated, subject to certain significant limitations (including applicable deductibles amounts, maximum dollar amounts and limited time periods), to indemnify each other under the Agreement for certain matters specified in the Agreement.

The Agreement is a contractual document that establishes and governs the legal relations between the parties thereto with respect to the transactions described in this Current Report on Form 8-K. The Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations, warranties, covenants and agreements made by the parties in the Agreement were made solely for the benefit of the parties thereto and (1) were not intended to be treated as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (2) may have been qualified in the Agreement by disclosures that were made by the other party in connection with the negotiation of the Agreement, (3) may apply contract standards of “materiality” that are significantly different from “materiality” under the applicable securities laws or common usage of such term, and (4) were made only as of the date of the Agreement or such other date or dates as may be specified in the Agreement. Accordingly, you should not rely on the representations and warranties contained in the Agreement as statements of factual information or for any other purpose.

The foregoing description of the Agreement does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01        Regulation FD Disclosure

On May 5, 2015, the management of Parent will participate in a conference call discussing the Agreement. A copy of the presentation materials used in the call is furnished as Exhibit 99.1 of this report.

Item 8.01        Other Events.

On May 5, 2015, Parent issued a press release, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference, announcing the execution of the Agreement.

Item 9.01        Financial Statements and Exhibits

(d)       Exhibits

2.1*     Equity Purchase Agreement, dated as of May 4, 2015, by and among KapStone Kraft Paper Corporation, KapStone Charleston Kraft LLC, VP Holdco, Inc. and Victory Packaging Management, LLC

99.1     Presentation Materials of KapStone Paper and Packaging Corporation, dated May 5, 2015

99.2     Press release of KapStone Paper and Packaging Corporation, dated May 5, 2015

* Certain schedules and exhibits have been omitted pursuant to Item 601 (b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any such omitted schedule and exhibit to the Securities and Exchange Commission upon request

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 5, 2015

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Andrea K. Tarbox
Name:	Andrea K. Tarbox
Title:	Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Equity Purchase Agreement, dated as of May 4, 2015, by and among KapStone Kraft Paper Corporation, KapStone Charleston Kraft LLC, VP Holdco, Inc. and Victory Packaging Management, LLC

99.1	Presentation Materials of KapStone Paper and Packaging Corporation, dated May 5, 2015

99.2	Press release of KapStone Paper and Packaging Corporation, dated May 5, 2015

* Certain schedules and exhibits have been omitted pursuant to Item 601 (b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any such omitted schedule and exhibit to the Securities and Exchange Commission upon request